United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2005
CINGULAR WIRELESS LLC

(Exact name of registrant as specified in its charter)

Delaware	1-31673	74-2955068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5565 Glenridge Connector, Atlanta, Georgia 30342

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (404)236-7895
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
On October 12, 2005, the Company approved the second and final phase of its network integration plan. This plan complements the activities that were undertaken in June 2005 to eliminate redundant network facilities that arose upon the purchase in October 2004 of AT&T Wireless Services, Inc. (AT&T Wireless). In connection with the second phase of the network integration plan, the Company will integrate its GSM (Global System for Mobile Communication) networks, decommission redundant cell sites and core network elements, and swap vendor equipment in various markets in order to have like equipment in each operating market. The plan is anticipated to result in the decommissioning of approximately 7,600 cell sites of which approximately 5,700 were acquired from AT&T Wireless. The Company expects to complete activities associated with its network integration plans by December 31, 2006.
Costs expected to be incurred in connection with the network integration plan principally include cash costs associated with terminating ground, colocation and other leases at decommissioned cell sites and costs to remove excess network equipment. Exit cost liabilities associated with integration activities of the acquired AT&T Wireless network were recorded as an adjustment to the AT&T Wireless purchase price allocation in accordance with the requirements of Emerging Issues Task Force Issue (EITF) No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination (EITF 95-3) as of September 30, 2005. All other exit cost liabilities will be recognized in the income statement when those costs have been incurred in accordance with Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146).
A summary of total expected cash expenditures to be incurred under SFAS 146 and EITF 95-3 for the second phase of the network integration plan is presented in the table below (in millions):

	Summary of Exit and Disposal Costs
	Estimate of	Estimate of
	Costs Expected	Costs Expected	Total Costs
	to be Incurred	to be Incurred	Expected to be
	(SFAS 146)	(EITF 95-3)	Incurred
Lease Terminations	$100	$200	$300
Equipment Removal	126	194	320

Total	$226	$394	$620

Item 2.06. MATERIAL IMPAIRMENTS
In connection with the approval of the second phase of its network integration plan on October 12, 2005, as described above, the Company recognized approximately $60 in network equipment write-offs as of September 30, 2005 for equipment removed from service during the quarter. Cash expenditures that will be incurred pursuant to these network equipment write-offs are included in Item 2.05 above.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULAR WIRELESS LLC
Date: October 18, 2005	By:	/s/ Peter A. Ritcher
Peter A. Ritcher
Chief Financial Officer (Principal Financial Officer)

3